Exhibit 99.1

n e w s r e l e a s e	Humana Inc. 500 West Main Street P.O. Box 1438 Louisville, KY 40202 http://www.humana.com
FOR MORE INFORMATION CONTACT:

Amy Smith Humana Investor Relations (502) 580-2811 e-mail: Amysmith@humana.com
Alex Kepnes
Humana Corporate Communications
(502) 580-2990
e-mail: Akepnes@humana.com

Humana Reports Fourth Quarter 2019 Financial Results;
Provides Full Year 2020 Financial Guidance

•	4Q19 earnings per diluted common share (EPS) of $3.84 on a GAAP basis, $2.28 on an Adjusted basis

•	Full year (FY) 2019 EPS of $20.10 on a GAAP basis, $17.87 on an Adjusted basis; compared to previous guidance of approximately $17.75

•	FY 2020 EPS guidance in a range of $17.76 to $18.26 on a GAAP basis, $18.25 to $18.75 on an Adjusted basis

•	Retail segment finished the year strong, with the segment benefit expense ratio 70 basis points better than the initial guidance midpoint, fueled by lower than expected utilization

•	Reaffirmed expected FY 2020 individual Medicare Advantage membership growth of 270,000 to 330,000 members, representing 7.5 percent to 9.2 percent growth over 2019

•	Revised FY 2020 stand-alone PDP membership guidance to a decline of approximately 550,000 members from previous expectation of an approximate 600,000 member decline

•	Record operating cash flows of over $5 billion for FY 2019

LOUISVILLE, KY (February 5, 2020) – Humana Inc. (NYSE: HUM) today reported consolidated pretax income and diluted earnings per common share (EPS) for the quarter ended December 31, 2019 (4Q19) versus the quarter ended December 31, 2018 (4Q18) and for the year ended December 31, 2019 (FY 2019) versus the year ended December 31, 2018 (FY 2018) as follows:

Consolidated income before income taxes and equity in earnings (pretax income) In millions	4Q19 (a)	4Q18 (b)	FY 2019 (c)	FY 2018 (d)
Generally Accepted Accounting Principles (GAAP)	$593	$436	$3,456	$2,063
Amortization associated with identifiable intangibles	17	20	70	90
Put/call valuation adjustments associated with 40% minority interest in Kindred at Home	(289)	22	(506)	33
Charges associated with workforce optimization	1	—	47	—
Loss on sale of KMG America Corporation (KMG), a wholly-owned subsidiary	—	—	—	786
Segment losses (earnings) associated with the Individual Commercial segment	—	2	—	(74)
Adjusted (non-GAAP)	$322	$480	$3,067	$2,898

Diluted earnings per common share (EPS)	4Q19 (a)	4Q18 (b)	FY 2019 (c)	FY 2018 (d)
GAAP	$3.84	$2.58	$20.10	$12.16
Amortization associated with identifiable intangibles	0.10	0.11	0.40	0.49
Put/call valuation adjustments associated with 40% minority interest in Kindred at Home	(1.67)	0.13	(2.89)	0.18
Charges associated with workforce optimization	0.01	—	0.26	—
(Favorable adjustment) loss on sale of KMG, a wholly-owned subsidiary	—	(0.17)	—	2.41
Segment earnings associated with the Individual Commercial segment	—	—	—	(0.41)
Adjustments to provisional estimates for the income tax effects related to the tax reform law enacted on December 22, 2017 (Tax Reform Law)	—	—	—	(0.28)
Adjusted (non-GAAP)	$2.28	$2.65	$17.87	$14.55
The company has included financial measures throughout this earnings release that are not in accordance with GAAP. Management believes that these measures, when presented in conjunction with the comparable GAAP measures, are useful to both management and its investors in analyzing the company’s ongoing business and operating performance. Consequently, management uses these non-GAAP (Adjusted) financial measures as indicators of the company’s business performance, as well as for operational planning and decision making purposes. Non-GAAP (Adjusted) financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP. All financial measures in this press release are in accordance with GAAP unless otherwise indicated. Please refer to the footnotes for a detailed description of each item adjusted out of GAAP financial measures to arrive at a non-GAAP (Adjusted) financial measure.
"We are pleased with our 2019 performance, particularly our success in balancing and executing on multiple priorities as we grew membership, improved the quality and productivity of our operations, and continued to invest in the long-term," said Bruce D. Broussard, Humana’s President and Chief Executive Officer. "You’ll find evidence of these efforts in our improved Net Promoter Score - and in the related, and numerous, awards we received for customer experience. In addition, we had strong membership growth, with a record number of our members now in 4+ Star Plans. All the while, we made appreciable progress in advancing our technology, primary care and home strategies."
Summary of 4Q19 Results
GAAP and Adjusted EPS results for both the quarter and the year exceeded management's expectations driven by continued outperformance in the company's Medicare Advantage business.
In year-over-year comparisons for both 4Q19 and FY 2019, the company's GAAP and Adjusted pretax income and EPS results were favorably impacted by the solid performance of the company's Medicare Advantage business and Healthcare Services segment, with further benefit from achieving significant operating cost efficiencies in 2019 as a result of previously implemented productivity initiatives. These year-over-year favorable impacts were partially offset by the strategic investments in the company's integrated care delivery model; the impact of higher compensation accruals for the Annual Incentive Plan (AIP) offered to employees across all levels of the company; lower Group and Specialty segment earnings; increased spending associated with the 2020 Medicare Annual Election Period (AEP); and the impact of workforce optimization.
The year-over-year changes in GAAP and Adjusted EPS for 4Q19 and FY 2019 were further positively impacted by a lower tax rate primarily resulting from the suspension of the health insurance industry fee (HIF) in 2019, as well as a lower number of shares used to compute EPS, primarily reflective of share repurchases.
Please refer to the tables above and the consolidated and segment highlight sections in the detailed earnings release for additional discussion of the factors impacting year-over-year results. In addition, below is a summary of key consolidated and segment statistics comparing 4Q19 to 4Q18 and FY 2019 to FY 2018.

Humana Inc. Summary of Quarterly and YTD Results (dollars in millions, except per share amounts)	4Q19 (a)	4Q18 (b)	FY 2019 (c)	FY 2018 (d)
Consolidated results:
Revenues - GAAP	$16,295	$14,168	$64,888	$56,912
Pretax income - GAAP	$593	$436	$3,456	$2,063
Pretax income - Adjusted	$322	$480	$3,067	$2,898
EPS - GAAP	$3.84	$2.58	$20.10	$12.16
EPS - Adjusted	$2.28	$2.65	$17.87	$14.55
Benefits expense ratio - GAAP	86.6%	83.4%	85.6%	83.5%
Operating cost ratio - GAAP	13.2%	15.0%	11.5%	13.3%
Operating cost ratio - Adjusted	13.2%	15.0%	11.4%	13.3%
Operating cash flows - GAAP	$512	($333)	$5,284	$2,173
Parent company cash and short term investments	$1,361	$578
Debt-to-total capitalization	32.0%	37.4%
Retail segment results:
Revenues - GAAP	$14,207	$12,036	$56,466	$48,255
Benefits expense ratio - GAAP	86.3%	84.0%	86.4%	85.1%
Operating cost ratio - GAAP	11.6%	12.9%	9.4%	11.1%
Segment earnings - GAAP	$275	$339	$2,235	$1,733
Segment earnings - Adjusted	$279	$343	$2,251	$1,752
Group and Specialty segment results:
Revenues - GAAP	$1,875	$1,909	$7,525	$7,679
Benefits expense ratio - GAAP	95.2%	84.6%	86.0%	79.7%
Operating cost ratio - GAAP	22.4%	23.9%	22.0%	23.6%
Segment (losses) earnings - GAAP	($146)	($11)	$28	$361
Segment (losses) earnings - Adjusted	($145)	($10)	$32	$366
Healthcare Services segment results:
Revenues - GAAP	$6,696	$6,191	$25,783	$23,811
Operating cost ratio - GAAP	96.8%	96.8%	96.4%	96.3%
Segment earnings - GAAP	$178	$160	$789	$754
Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) (e)	$241	$223	$1,056	$969

2020 Earnings Guidance
The company provided its GAAP and Adjusted EPS guidance for the year ending December 31, 2020 (FY 2020) as detailed below. GAAP and Adjusted results for FY 2019 are also shown for comparison.

Diluted earnings per common share	FY 2020 Guidance (f)	FY 2019 (c)
GAAP	$17.76 to $18.26	$20.10
Amortization of identifiable intangibles	0.49	0.40
Put/call valuation adjustments associated with 40% minority interest in Kindred at Home	-	(2.89)
Charges associated with workforce optimization	-	0.26
Adjusted (non-GAAP) – FY 2020 projected; FY 2019 reported	$18.25 to 18.75	$17.87
"We enter 2020 with positive momentum from strong 2019 results and industry-leading individual Medicare Advantage membership growth," said Brian A. Kane, Chief Financial Officer. “Seniors are increasingly choosing Medicare Advantage plans, and Humana’s value proposition, consumer orientation and strong brand resonate in the market as we work to drive better clinical outcomes for our members supporting our strong earnings growth and reinvestment in our products. We expect 2020 to be another good year for the company with solid top and bottom line growth notwithstanding the return of the health insurance industry fee."
Detailed Press Release
Humana’s full earnings press release including the statistical pages has been posted to the company’s Investor Relations site and may be accessed at https://humana.gcs-web.com/ or via a current report on Form 8-K filed by the company with the Securities and Exchange Commission this morning (available at www.sec.gov or on the company’s website).
Conference Call
Humana will host a conference call at 9:00 a.m. Eastern time today to discuss its financial results for the quarter and the company’s expectations for future earnings.
All parties interested in the company’s 4Q19 earnings conference call are invited to dial 888-625-7430. No password is required. The audio-only webcast of the 4Q19 earnings call may be accessed via Humana’s Investor Relations page at humana.com. The company suggests participants for both the conference call and those listening via the web dial in or sign on at least 15 minutes in advance of the call.
For those unable to participate in the live event, the archive will be available in the Historical Webcasts and Presentations section of the Investor Relations page at humana.com, approximately two hours following the live webcast. Telephone replays will also be available from approximately 12:15 p.m. Eastern time on February 5, 2020 until 11:59 p.m. Eastern time on April 5, 2020 and can be accessed by dialing 855-859-2056 and providing the conference ID #2179917.
Footnotes
(a) 4Q19 Adjusted results exclude the following:

•
Amortization expense for identifiable intangibles of approximately $17 million pretax income, or $0.10 per diluted common share; GAAP measures affected in this release include consolidated pretax, EPS, and segment earnings (for respective amortization expense for the Retail and Group and Specialty segments).

•
Put/call valuation adjustments of approximately $289 million, or $1.67 per diluted common share, associated with Humana’s 40% minority interest in Kindred at Home. GAAP measures affected in this release include consolidated pretax and EPS.

•
Expense associated with involuntary workforce reduction of approximately $1 million pretax, or $0.01 per diluted common share; GAAP measures affected in this release include consolidated pretax, EPS, and consolidated operating cost ratio.

(b) 4Q18 Adjusted results exclude the following:

•
Amortization expense for identifiable intangibles of approximately $20 million pretax, or $0.11 per diluted common share; GAAP measures affected in this release include consolidated pretax, EPS, and segment earnings (for respective amortization expense for the Retail and Group and Specialty segments).

•
Put/call valuation adjustments of approximately $22 million, or $0.13 per diluted common share, associated with Humana's 40% minority interest in Kindred at Home. GAAP measures affected in this release include consolidated pretax and EPS.

•
Favorable adjustment to the previously recognized loss associated with the company's sale of its wholly-owned subsidiary, KMG America Corporation (KMG) of approximately $0.17 per diluted common share. GAAP measure affected in this release is EPS.

•
Segment losses of $2 million (no material EPS impact) for the company’s Individual Commercial segment given the company’s exit on January 1, 2018, as previously disclosed. GAAP measures affected in this release include consolidated pretax income and EPS.

(c) FY 2019 Adjusted results exclude the following:

•
Amortization expense for identifiable intangibles of approximately $70 million pretax income, or $0.40 per diluted common share; GAAP measures affected in this release include consolidated pretax, EPS, and segment earnings (for respective amortization expense for the Retail and Group and Specialty segments).

•
Put/call valuation adjustments of approximately $506 million, or $2.89 per diluted common share, associated with Humana’s 40% minority interest in Kindred at Home. GAAP measures affected in this release include consolidated pretax and EPS.

•
Expense associated with involuntary workforce reduction of approximately $47 million pretax, or $0.26 per diluted common share; GAAP measures affected in this release include consolidated pretax, EPS, and consolidated operating cost ratio.

(d) FY 2018 Adjusted results exclude the following:

•
Amortization expense for identifiable intangibles of approximately $90 million pretax, or $0.49 per diluted common share; GAAP measures affected in this release include consolidated pretax, EPS, and segment earnings (for respective amortization expense for the Retail and Group and Specialty segments).

•
Put/call valuation adjustments of approximately $33 million, or $0.18 per diluted common share, associated with Humana's 40% minority interest in Kindred at Home. GAAP measures affected in this release include consolidated pretax and EPS.

•
Loss of approximately $786 million pretax, or $2.41 per diluted common share, associated with the company's sale of its wholly-owned subsidiary, KMG America Corporation (KMG). GAAP measures affected in this release include consolidated pretax and EPS.

•
Segment earnings of approximately $74 million, or $0.41 per diluted common share, for the company’s Individual Commercial segment given the company’s exit on January 1, 2018, as previously disclosed. GAAP measures affected in this release include consolidated pretax income and EPS.

•	Adjustment of $0.28 per diluted common share related to provisional estimates for the income tax effects related to the Tax Reform Law. The only GAAP measure affected in this release is EPS.

(e) The Healthcare Services segment Adjusted EBITDA includes GAAP segment earnings with adjustments to add back depreciation and amortization expense, interest expense, and income taxes. The Adjusted EBITDA includes results from all lines of business within the segment, as well as the impact of Humana’s 40% minority interest in Kindred at Home.

(f) FY 2020 Adjusted EPS projections exclude the following:

•	Amortization expense for identifiable intangibles of approximately $0.49 per diluted common share.

•
FY20 GAAP EPS guidance excludes the impact of future value changes of put/call options related to the company's minority interest in certain investments. The future value change of these put/call options cannot be estimated.

Cautionary Statement
This news release includes forward-looking statements regarding Humana within the meaning of the Private Securities Litigation Reform Act of 1995. When used in investor presentations, press releases, Securities and Exchange Commission (SEC) filings, and in oral statements made by or with the approval of one of Humana’s executive officers, the words or phrases like “expects,” “believes,” “anticipates,” “intends,” “likely will result,” “estimates,” “projects” or variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and assumptions, including, among other things, information set forth in the “Risk Factors” section of the company’s SEC filings, a summary of which includes but is not limited to the following:

•
If Humana does not design and price its products properly and competitively, if the premiums Humana receives are insufficient to cover the cost of healthcare services delivered to its members, if the company is unable to implement clinical initiatives to provide a better healthcare experience for its members, lower costs and appropriately document the risk profile of its members, or if its estimates of benefits expense are inadequate, Humana’s profitability could be materially adversely affected. Humana estimates the costs of its benefit expense payments, and designs and prices its products accordingly, using actuarial methods and assumptions based upon, among other relevant factors, claim payment patterns, medical cost inflation, and historical developments such as claim inventory levels and claim receipt patterns. The company continually reviews estimates of future payments relating to benefit expenses for services incurred in the current and prior periods and makes necessary adjustments to its reserves, including premium deficiency reserves, where appropriate. These estimates, however, involve extensive judgment, and have considerable inherent variability because they are extremely sensitive to changes in claim payment patterns and medical cost trends, so any reserves the company may establish, including premium deficiency reserves, may be insufficient.

•
If Humana fails to effectively implement its operational and strategic initiatives, particularly its Medicare initiatives and state-based contract strategy, the company’s business may be materially adversely affected, which is of particular importance given the concentration of the company’s revenues in these products. In addition, there can be no assurances that the company will be successful in maintaining or improving its Star ratings in future years.

•
If Humana fails to properly maintain the integrity of its data, to strategically implement new information systems, to protect Humana’s proprietary rights to its systems, or to defend against cyber-security attacks or prevent other privacy or data security incidents that result in security breaches that disrupt our operations or in the unintended dissemination of sensitive personal information or proprietary or confidential information, the company’s business may be materially adversely affected.

•
Humana is involved in various legal actions, or disputes that could lead to legal actions (such as, among other things, provider contract disputes and qui tam litigation brought by individuals on behalf of the government), governmental and internal investigations, and routine internal review of business processes any of which, if resolved unfavorably to the company, could result in substantial monetary damages or changes in its business practices. Increased litigation and negative publicity could also increase the company’s cost of doing business.

•
As a government contractor, Humana is exposed to risks that may materially adversely affect its business or its willingness or ability to participate in government healthcare programs including, among other things, loss of material government contracts, governmental audits and investigations, potential inadequacy of government determined payment rates, potential restrictions on profitability, including by comparison of profitability of the company’s Medicare Advantage business to non-Medicare Advantage business, or other changes in the governmental programs in which Humana participates. Changes to the risk-adjustment model utilized by CMS to adjust premiums paid to Medicare Advantage, or MA, plans according to the health status of covered members, including proposed changes to the methodology used by CMS for risk adjustment data validation audits that fail to address adequately the statutory requirement of actuarial equivalence, if implemented, could have a material adverse effect on our operating results, financial position and cash flows.

•
The Healthcare Reform Law, including The Patient Protection and Affordable Care Act and The Healthcare and Education Reconciliation Act of 2010, could have a material adverse effect on Humana’s results of operations, including restricting revenue, enrollment and premium growth in certain products and market segments, restricting the company’s ability to expand into new markets, increasing the company’s medical and operating costs by, among other things, requiring a minimum benefit ratio on insured products, lowering the company’s Medicare payment rates and increasing the company’s expenses associated with a non-deductible health insurance industry fee and other assessments; the company’s financial position, including the company’s ability to maintain the value of its goodwill; and the company’s cash flows. Additionally, potential legislative or judicial changes, including activities to invalidate, repeal or replace, in whole or in part, the Health Care Reform Law, creates uncertainty for Humana’s business, and when, or in what form, such legislative or judicial changes may occur cannot be predicted with certainty.

•
Humana’s business activities are subject to substantial government regulation. New laws or regulations, or changes in existing laws or regulations or their manner of application could increase the company’s cost of doing business and may adversely affect the company’s business, profitability and cash flows.

•
Humana’s failure to manage acquisitions, divestitures and other significant transactions successfully may have a material adverse effect on the company’s results of operations, financial position, and cash flows.

•	If Humana fails to develop and maintain satisfactory relationships with the providers of care to its members, the company’s business may be adversely affected.

•	Humana’s pharmacy business is highly competitive and subjects it to regulations in addition to those the company faces with its core health benefits businesses.

•	Changes in the prescription drug industry pricing benchmarks may adversely affect Humana’s financial performance.

•	If Humana does not continue to earn and retain purchase discounts and volume rebates from pharmaceutical manufacturers at current levels, Humana’s gross margins may decline.

•	Humana’s ability to obtain funds from certain of its licensed subsidiaries is restricted by state insurance regulations.

•	Downgrades in Humana’s debt ratings, should they occur, may adversely affect its business, results of operations, and financial condition.

•	The securities and credit markets may experience volatility and disruption, which may adversely affect Humana’s business.

In making forward-looking statements, Humana is not undertaking to address or update them in future filings or communications regarding its business or results. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed herein may or may not occur. There also may be other risks that the company is unable to predict at this time. Any of these risks and uncertainties may cause actual results to differ materially from the results discussed in the forward-looking statements.

Humana advises investors to read the following documents as filed by the company with the SEC for further discussion both of the risks it faces and its historical performance:

•	Form 10-K for the year ended December 31, 2018;

•	Form 10-Q for the quarter ended March 31, 2019; June 30, 2019; September 30, 2019; and

•	Form 8-Ks filed during 2019 and 2020.

About Humana
Humana Inc. (NYSE: HUM) is committed to helping our millions of medical and specialty members achieve their best health. Our successful history in care delivery and health plan administration is helping us create a new kind of integrated care with the power to improve health and well-being and lower costs. Our efforts are leading to a better quality of life for people with Medicare, families, individuals, military service personnel, and communities at large.
To accomplish that, we support physicians and other health care professionals as they work to deliver the right care in the right place for their patients, our members. Our range of clinical capabilities, resources and tools – such as in-home care, behavioral health, pharmacy services, data analytics and wellness solutions – combine to produce a simplified experience that makes health care easier to navigate and more effective.
More information regarding Humana is available to investors via the Investor Relations page of the company’s website at humana.com, including copies of:

•	Annual reports to stockholders

•	Securities and Exchange Commission filings

•	Most recent investor conference presentations

•	Quarterly earnings news releases and conference calls

•	Calendar of events

•	Corporate Governance information